UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2007

Date of Report (Date of earliest event reported)

Baldor Electric Company

Exact name of registrant as specified in its charter

Missouri	01-07284	43-0168840
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No

5711 R. S. Boreham, Jr. St Fort Smith, Arkansas	72901
Address of principal executive offices	Zip Code

479-646-4711

Registrant’s telephone number, including area code

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Baldor Electric Company (NYSE:BEZ) today announced its intention to sell the Reliance Electric Company Power Services business. The Power Services business provides diagnostic support, repair, maintenance, and performance improvement consulting services for electric motors and rotating mechanical power transmission products. Terms of the intended sale have not been disclosed, but Baldor has stated that the sale will not have a material impact on its balance sheet or results of operations.

This document contains statements that are forward-looking, i.e. not historical facts. The forward-looking statements contained in this document (“intention”, “will”, or any grammatical forms of these words or other similar words) are based on the Company’s current expectations and some of them are subject to risks and uncertainties. Accordingly, you are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) changes in economic conditions, (ii) developments or new initiatives by our competitors in the markets in which we compete, (iii) fluctuations in the costs of select raw materials, (iv) the success in increasing sales and maintaining or improving the operating margins of the Company, and (v) other factors including those identified in the Company’s filings made from time-to-time with the Securities and Exchange Commission. These statements should be read in conjunction with the Company’s most recent annual report (as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission) containing a discussion of the Company’s business and of various factors that may affect it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date	June 4, 2007	/s/ George E. Moschner
George E. Moschner
Chief Financial Officer
(Principal Financial Officer)